                                                                    EXHIBIT 99.1


                                                       CONTACT:

AUGUST 4, 2004                                         Karen Wilson, CFO
                                                       (650) 624-4164
                                                       KWILSON@VIROLOGIC.COM

            VIROLOGIC ANNOUNCES SECOND QUARTER 2004 FINANCIAL RESULTS

            CONFERENCE CALL TO REVIEW DETAILS AT 5:00 P.M. EDT TODAY

SOUTH SAN FRANCISCO, CALIF., August 4, 2004 -- ViroLogic, Inc. (Nasdaq: VLGC) today reported financial results for the second quarter and six months ended June 30, 2004.

Revenue for the second quarter of 2004 was $9.2 million, an increase of 16 percent over revenue of $8.0 million for the second quarter of 2003. The Company's patient testing business increased to $6.5 million from $6.1 million in the second quarter of 2003 and $5.8 million in the first quarter of 2004. The Company's pharmaceutical business increased approximately 35 percent to $2.3 million from $1.7 million for the same period in 2003.

Gross margin on product revenue was 49 percent in the second quarter of 2004 compared to 45 percent reported during the same quarter last year. Operating costs and expenses for the second quarter of 2004 were $10.6 million, compared to $10.2 million for the same period in 2003. Operational improvements, coupled with reduced expenses for leased facility space, were partially offset by higher costs and expenses associated with increased sample volume and research and development activities.

For the second quarter of 2004, the net loss applicable to common stockholders was $1.4 million, or $0.03 per common share, compared to a net loss applicable to common stockholders of $2.7 million, or $0.09 per common share, for the same period in 2003.

The Company had $10.1 million of cash, cash equivalents, short-term investments and restricted cash at June 30, 2004. The Company generated cash from operations of $0.6 million during the second quarter of 2004. Cash from operations can fluctuate from one quarter to the next depending on timing of cash receipts and payment of costs and expenses.

"We experienced good growth in the use of PhenoSense GT(TM), our combination drug resistance assay, which helped increase our sequential patient testing revenues by 12% over the first quarter of this year. This is a significant improvement in our patient testing business after two relatively flat quarters," said Bill Young, CEO and Chairman of ViroLogic. "We continue to aggressively develop our business in all areas and remain the partner of choice for pharmaceutical companies developing new agents for HIV and hepatitis. The merger with ACLARA, which we anticipate completing in the fourth quarter, will expand our clinical testing expertise into a significantly larger new market - molecular diagnostics for the development of individualized cancer therapies."

SIX MONTH RESULTS
The Company reported revenue of $18.2 million for the first half of 2004, an increase of 22 percent over revenue of $14.9 million for the same period of 2003. Operating costs and expenses for the first half of 2004 were $20.9 million, compared to $19.7 million for the same period of 2003.

Net loss for the first half of 2004 was $2.6 million, or $0.05 per common share, compared to a net loss of $4.7 million, or $0.16 per common share, for the same period in 2003.

In the first half of 2004, the Company recorded a non-cash deemed dividend to preferred stockholders of $0.1 million, resulting in net loss applicable to common stockholders of $0.05 per common share. In the first half of 2003, the Company recorded a non-cash deemed dividend to preferred stockholders of $2.2 million resulting from a warrant exchange approved by the Company's stockholders on February 4, 2003 relating to the sale of Series C convertible preferred stock, and recorded stock dividends to preferred stockholders of $1.0 million, resulting in net loss applicable to common stockholders of $0.27 per common share.

RECENT ACHIEVEMENTS

   - Entered into a definitive merger agreement with ACLARA BioSciences, Inc., to create an industry-leading company to develop and commercialize advanced molecular diagnostics for personalized medicine focused on oncology and infectious diseases;

   - Signed an expanded distribution agreement with Quest Diagnostics to become preferred provider of HIV phenotypic resistance testing;

   - Received $1.5 million phase II Small Business Innovation Research (SBIR) grant from the National Institutes of Health (NIH) to further assess the clinical utility of HIV replication capacity (RC), a gauge of viral "fitness," as a predictor of the pace of progression to clinical AIDS. This phase II grant is a continuation of a two-year phase I grant originally awarded in July 2001 that was used to successfully develop a rapid, reproducible assay for the assessment of RC; and

   - Researchers and collaborators presented 13 studies demonstrating the breadth and applicability of ViroLogic's technology at the 13th International HIV Drug Resistance Workshop held in June in the Canary Islands, Spain.

CONFERENCE CALL DETAILS

ViroLogic will host a conference call today at 5:00 p.m. Eastern Time. To access the live call, please dial 1-800-299-0433 (U.S.) or 617-801-9712 (international) fifteen minutes before the conference begins. Live audio of the conference call will be simultaneously broadcast over the Internet and will be available to members of the news media, investors and the general public. Access to live and archived audio of the conference call will be available by following the appropriate links at www.virologic.com and clicking on the Investor Relations link. Following the live broadcast, a replay of the call will also be available at 1-888-286-8010 or 617-801-6888 for international callers, until August 14. The replay passcode is 81397935.

The information provided on the teleconference is only accurate at the time of the conference call, and ViroLogic will take no responsibility for providing updated information except as required by law.

ABOUT VIROLOGIC

ViroLogic is a biotechnology company advancing individualized medicine by discovering, developing and marketing innovative products to guide and improve treatment of serious viral diseases such as AIDS and hepatitis. The Company's products are designed to help doctors optimize treatment regimens that lead to better patient outcomes and reduced costs. ViroLogic's technology is also being used by numerous biopharmaceutical companies to develop new and improved anti-viral therapeutics and vaccines targeted at emerging drug-resistant viruses. More information about the Company and its technology can be found on its web site at www.virologic.com.

Certain statements in this press release are forward-looking, including statements relating to expectations for 2004 revenues, the pipeline and timing of customer clinical trials, and anticipated completion of the proposed merger with ACLARA BioSciences, Inc. (ACLARA). These forward-looking statements are subject to risks and uncertainties and other factors, which may cause actual results to differ materially from anticipated results or expectations and include, but are not limited to, the timing of customer clinical trials, risks related to our pending merger with ACLARA, including the risk that the closing conditions of the merger may not be satisfied and the merger may not be completed, and costs related to the proposed merger may adversely impact ViroLogic's financial performance and/or condition, the risks that the Company's products may not perform, whether ViroLogic successfully introduces new products, risks related to the implementation of the Company's distribution agreement with Quest Diagnostics, whether others introduce competitive products, the risk that the Company's products may not continue to be accepted or that increased demand may not develop as anticipated, the risk that gross margins may not increase as expected, whether payors will authorize reimbursement for its products, whether the FDA or any other agency will decide to regulate ViroLogic's products or services, whether the Company will encounter problems or delays in automating its processes, whether intellectual property underlying the Company's technology is adequate, whether licenses to third party technology will be available, and whether ViroLogic will be able to raise sufficient capital when required. For a discussion of these and other factors that may cause ViroLogic's actual events to differ from those projected, please refer to the Company's most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and the preliminary Joint Proxy/Prospectus related to the proposed merger with ACLARA, as well as other subsequent filings with the Securities and Exchange Commission.

In connection with a proposed merger with ACLARA, ViroLogic filed a registration statement on Form S-4 with the Securities and Exchange Commission on June 30,

2004. The registration statement includes a joint proxy statement of ACLARA and ViroLogic for a meeting of ACLARA's stockholders to consider and vote upon the proposed merger and for a meeting of ViroLogic's stockholders to consider and vote upon the issuance of shares of ViroLogic in the proposed merger and an amendment to ViroLogic's certificate of incorporation. The registration statement when finalized and declared effective will also serve as a prospectus of ViroLogic with respect to the shares and contingent value rights of ViroLogic to be distributed to stockholders of ACLARA pursuant to the merger. Investors and security holders are advised to read the joint proxy statement/prospectus, as it may be amended from time to time, because it contains important information about ViroLogic, ACLARA, the merger and related matters. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by ViroLogic and ACLARA at the Securities and Exchange Commission's web site at www.sec.gov. The joint proxy statement/prospectus and such other documents may also be obtained, when available, from ViroLogic by directing such request to ViroLogic Investor Relations. The joint proxy statement/prospectus and such other documents may also be obtained, when available, from ACLARA by directing such request to ACLARA Investor Relations. ViroLogic, ACLARA and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of ViroLogic and ACLARA with respect to the transactions contemplated by the merger agreement. A description of any interests that ViroLogic's or ACLARA's directors and executive officers have in the proposed merger will be available in the joint proxy statement/prospectus. Information regarding ViroLogic officers and directors is included in ViroLogic's 10-K/A filed with the Securities and Exchange Commission on April 23, 2004. Information regarding ACLARA's officers and directors is included in ACLARA's 10-K/A filed with the Securities and Exchange Commission on April 29, 2004. These materials are available free of charge at the Securities and Exchange Commission's web site and from ViroLogic and ACLARA.

                                 VIROLOGIC, INC.
                             SELECTED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  Three months ended           Six months ended
                                                       June 30,                    June 30,
                                                  2004          2003          2004          2003
                                                --------      --------      --------      --------
                                                     (Unaudited)                 (Unaudited)
STATEMENT OF OPERATIONS DATA:
Revenue:
  Product revenue                               $  8,734      $  7,786      $ 17,374      $ 14,337
  Contract revenue (a)                               493           167           875           584
                                                --------      --------      --------      --------
    Total revenue                               $  9,227      $  7,953      $ 18,249      $ 14,921

Operating costs and expenses:
  Cost of product revenue                          4,475         4,268         8,891         8,087
  Research and development                         1,600         1,089         2,993         2,435
  General and administrative                       1,750         2,375         3,830         4,841
  Sales and marketing                              2,784         2,469         4,742         4,311
  Lease termination charge                            --            --           433            --
                                                --------      --------      --------      --------
Total operating costs and expenses                10,609        10,201        20,889        19,674
                                                --------      --------      --------      --------
Operating loss                                    (1,382)       (2,248)       (2,640)       (4,753)
Interest income                                       19            26            40            63
Interest expense                                      (8)          (36)          (19)          (88)
Other income                                          --            52            --           104
                                                --------      --------      --------      --------
Net loss                                          (1,371)       (2,206)       (2,619)       (4,674)
Deemed dividend to preferred stockholders             --            --            --        (2,155)
Preferred stock dividend                             (77)         (506)         (145)         (973)
                                                --------      --------      --------      --------
Net loss applicable to common stockholders      $ (1,448)     $ (2,712)     $ (2,764)     $ (7,802)
                                                ========      ========      ========      ========
BASIC AND DILUTED AMOUNTS
PER COMMON SHARE:
Net loss                                        $  (0.03)     $  (0.07)     $  (0.05)     $  (0.16)
Dividends to preferred stockholders                   --         (0.02)           --         (0.11)
                                                --------      --------      --------      --------
Net loss applicable to common stockholders      $  (0.03)     $  (0.09)     $  (0.05)     $  (0.27)
                                                ========      ========      ========      ========
Weighted average shares used in computing
basic and diluted net loss per common share       53,494        29,643        53,376        29,001

                                                           June 30,         December 31,
                                                             2004              2003(b)
                                                          ----------        ------------
                                                          (Unaudited)
BALANCE SHEET DATA
Cash, cash equivalents and short-term investments         $    9,466         $    9,430
Accounts receivable, net                                       5,858              6,165
Working capital                                               10,162             13,038
Restricted cash                                                  676                776
Total assets                                                  28,420             28,378
Long term obligations, less current portion                       43                 87
Redeemable convertible preferred stock                         1,994              1,994
Total stockholders' equity                                $   18,355         $   20,587

(a) Contract revenue consists of NIH grant, commercial development and other revenue. The expenses associated with contract revenue for the three and six months ended June 30, 2004 totaled $493,000 and $875,000, respectively, compared to $145,000 and $335,000, respectively, for the corresponding periods in 2003, and are included in research and development expenses.
(b) The balance sheet data is derived from audited financial statements for the year ended December 31, 2003, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.